Exhibit 5.1
May 21, 2008
Atlas Energy Resources, LLC
Westpointe Corporate Center One
1550 Coraopolis Heights Road
Moon Township, PA 15108
Ladies and Gentlemen:
     We have acted as counsel for Atlas Energy Resources, LLC, a Delaware limited liability company (“ATN”), in connection with its sale pursuant to the Registration Statement on Form S-3 (Registration No. 333-149692) (the “Registration Statement”) of 2,070,000 common units representing Class B limited liability company interests (the “Common Units”) in accordance with the Amended and Restated Underwriting Agreement dated May 15, 2008 (the “Underwriting Agreement”) by and among ATN, Atlas Energy Operating Company, LLC and Atlas Energy Management, Inc., on the one hand, and UBS Investment Bank and Wachovia Securities, on the other hand (the “Underwriters “). This opinion is being provided in connection with the filing of a Current Report on Form 8-K relating to the sale and issuance of the Common Units (the “Form 8-K”) with the Securities and Exchange Commission (the “Commission”).
     As a basis for the opinion hereinafter set forth, we have examined the following documents (collectively, the “Documents”):
     (i) The Registration Statement, including the base prospectus dated March 13, 2008 which forms a part of the Registration Statement, and the related final prospectus supplement dated May 15, 2008 (the “Prospectus Supplement”), relating to the Common Units;
     (ii) The Amended and Restated Operating Agreement of ATN, as amended through the date hereof;
     (iii) The Certificate of Formation filed with the Secretary of State of Delaware pursuant to the Delaware Limited Liability Company Act in connection with the formation of ATN;
     (iv) A certificate from the State of Delaware as to the good standing of ATN;

     (v) Resolutions (“Resolutions”) adopted by the Board of Directors of ATN relating to the sale and issuance of the Common Units; and
     (vi) Other documents and agreements, as applicable as we have deemed necessary or appropriate for purposes of this opinion.
     In connection with this opinion, we have assumed that:
     (i) Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
     (ii) All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.
     (iii) All Common Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement.
     Based upon and subject to the foregoing, we are of the opinion that:
     (1) ATN has been duly formed and is validly existing as a limited liability company and is in good standing in the State of Delaware.
     (2) The Common Units have been duly authorized and, when issued in accordance with the Underwriting Agreement and, upon payment therefor in the manner contemplated by the Underwriting Agreement and the Resolutions, will be validly issued, fully paid and nonassessable.
     This opinion is limited in all respects to federal laws, the Delaware Limited Liability Company Act, Delaware General Corporation Law and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and the United States.

     We hereby consent to (a) the filing of this opinion as an exhibit to the Form 8-K, (b) the incorporation by reference of this opinion into the Registration Statement and (c) the use of the name of this firm under the caption “Legal matters” in the Prospectus Supplement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ Ledgewood
LEDGEWOOD
a professional corporation